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                                                                    EXHIBIT 5.1


                                FOLEY & LARDNER
                             100 NORTH TAMPA STREET
                                   SUITE 2700
                              TAMPA, FLORIDA 33602



                                October 23, 1997

Tropical Sportswear Int'l Corporation
4902 West Waters Avenue
Tampa, FL  33634-1302

Ladies and Gentlemen:

         We have acted as counsel to Tropical Sportswear Int'l Corporation, a Florida corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of the Company's registration statement on Form S-1 (File No. 333-33729) and all pre-effective amendments thereto (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 4,600,000 shares of the Company's common stock, $.01 par value (the "Shares"), being offered to the public pursuant to an underwriting agreement (the "Underwriting Agreement"), by and among the Company, certain selling shareholders of the Company, and Prudential Securities Incorporated and Oppenheimer & Co., Inc., as representatives of the Underwriters.

         For purposes of rendering this opinion, we have examined and relied upon the original or a copy, certified or otherwise identified to our satisfaction, of (1) the Articles of Incorporation and Bylaws of the Company, each as amended and/or restated to date, (2) resolutions adopted by the Board of Directors of the Company authorizing the offering and the issuance of Shares and related matters, (3) the Registration Statement and exhibits thereto, and (4) such other documents and instruments as we have deemed necessary or appropriate to render the opinions expressed in this letter. In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of all such copies. The opinion expressed herein is based exclusively on the applicable provisions of the Florida Business Corporation Act, Chapter 607 of the Florida Statutes, as in effect on the date hereof, and we express no opinion as to any other laws, statutes, regulations or ordinances.

         Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares will be, when and if sold in accordance with the Underwriting Agreement and as described in the Registration Statement, legally issued and fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.

                                               Very truly yours,

                                               /s/ Foley & Lardner
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                                               Foley & Lardner